EXHIBIT 11.1


                      RIMAGE CORPORATION AND SUBSIDIARIES
             COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK

Basic net earnings per common share is determined by dividing net earnings by the weighted average number of shares of common stock outstanding, unless the result is anti-dilutive. Diluted net earnings per common share is determined by dividing net earnings by the weighted average number of shares of common stock and assumed conversion shares outstanding, unless the result is anti-dilutive. The following is a summary of the weighted average common shares outstanding and assumed conversion shares:

                                                          Three months ended            Six months ended
                                                              June 30,                      June 30,

                                                        1999           1998            1999           1998
                                                    -----------    -----------     -----------    -----------
Shares outstanding at
  beginning of period                                 5,047,585      4,656,707       4,936,088      4,636,953
Common stock issued in stock
     option exercise                                      2,499         83,100         113,996        102,854
                                                    -----------    -----------     -----------    -----------
Shares outstanding at
     end of period                                    5,050,084      4,739,807       5,050,084      4,739,807
                                                    ===========    ===========     ===========    ===========

   Weighted average shares
     of common stock outstanding                      5,048,162      4,713,576       5,022,929      4,677,018
                                                    ===========    ===========     ===========    ===========

Assumed conversion shares                             1,039,401      1,334,696       1,039,401      1,334,696

   Weighted average shares of
     assumed conversion shares                          740,584        715,608         777,663        681,825
                                                    ===========    ===========     ===========    ===========

Weighted average shares of
   common stock and assumed
   conversion shares                                  5,788,746      5,429,184       5,800,592      5,358,843
                                                    ===========    ===========     ===========    ===========

Income from continuing operations                   $ 1,323,405    $ 1,158,601     $ 2,308,267    $ 2,115,818
                                                    ===========    ===========     ===========    ===========
Income (loss) from discontinued operations          $   378,824    $  (111,067)    $   489,494    $   (64,808)
                                                    ===========    ===========     ===========    ===========

Income (loss) per basic share:
   Continuing operations                            $      0.26    $      0.24     $      0.46    $      0.45
   Discontinued operations                                 0.08          (0.02)           0.10          (0.01)
                                                    -----------    -----------     -----------    -----------
          Net income per basic share                $      0.34    $      0.22     $      0.56    $      0.44
                                                    ===========    ===========     ===========    ===========

Income (loss) per diluted share:
   Continuing operations                            $      0.23    $      0.21     $      0.40    $      0.39
   Discontinued operations                                 0.06          (0.02)           0.08          (0.01)
                                                    -----------    -----------     -----------    -----------
          Net income per diluted share              $      0.29    $      0.19     $      0.48    $      0.38
                                                    ===========    ===========     ===========    ===========
